UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 8, 2005

REGI U.S., INC.
(Exact name of registrant as specified in its charter)

OREGON	0-23920	91-1580146
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1103 – 11871 HORSESHOE WAY
RICHMOND, BRITISH COLUMBIA V7A 5H5, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Copies to:
James Vandeberg
The Otto Law Group, PLLC
601 Union Street, Suite 4500, Seattle, WA 98101
Tel. (206) 262-9545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrants Certifying Accountant.

On September 8, 2005, Manning Elliott resigned as REGI U.S., Inc.’s (the "Company") principal auditor, effective as of such date. On September 8, 2005, the Company appointed Smythe Ratcliffe as the principal auditor of the Company, effective as of such date. The resignation of Manning Elliott was accepted and the appointment of Smythe Ratcliffe was approved by the Company’s Audit Committee.

The reports of Manning Elliott on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has authorized Manning Elliott to respond fully to questions of its successor independent auditors.

There were no disagreements with Manning Elliott for the past two fiscal years any subsequent interim period preceding such resignation, declination or dismissal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of Manning Elliott, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company has requested Manning Elliott to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated September 13, 2005, is filed as Exhibit 16.1 to this Report.

Item 9.01. Exhibits

16.1	Letter of Manning Elliott dated September 13, 2005.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGI U.S., Inc.

Date: September 12, 2005	By:	/s/ John G. Robertson

John G. Robertson, President
(Principal Executive Officer)